Exhibit 10.4

SPIRIT AIRLINES, INC.

2015 INCENTIVE AWARD PLAN
ANNUAL CASH AWARD GRANT NOTICE AND
ANNUAL CASH AWARD AGREEMENT
Spirit Airlines, Inc., a Delaware corporation (the “Company”), pursuant to its 2015 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Participant”), a cash bonus award in respect of the Company’s performance in fiscal year 2015 (the “Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Annual Cash Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms not specifically defined in this Grant Notice and the Agreement shall have the meanings specified in the Plan.

Participant’s Name:
Grant Date:
Target Cash Award:
Performance Period:

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice (including Exhibit B attached hereto). Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, and fully understands all provisions of the Agreement, the Plan and this Grant Notice. In addition, by signing below, Participant agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.6 of the Agreement by using any other method permitted by the Plan or Section 2.6 of the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Award.

SPIRIT AIRLINES, INC.:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:

Exhibit 10.4

EXHIBIT A
TO ANNUAL CASH AWARD GRANT NOTICE
ANNUAL CASH AWARD AGREEMENT
Pursuant to the Annual Cash Award Grant Notice (the “Grant Notice”) to which this Annual Cash Award Agreement (this “Agreement”) is attached, Spirit Airlines, Inc., a Delaware corporation (the “Company”), has granted to Participant a cash bonus award in respect of the Company’s performance in fiscal year 2015 (“Award”) under the Company’s 2015 Incentive Award Plan, as amended from time to time (the “Plan”).
ARTICLE I
GENERAL
1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2    Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
1.3    Stockholder Approval Condition. The grant of the Award hereunder, the Grant Notice and this Agreement are subject to approval of the Plan by the stockholders of the Company in accordance with Section 14.3 of the Plan. If such stockholder approval is not obtained, the grant of the Award hereunder, the Grant Notice and this Agreement shall automatically terminate and become null and void and be of no further force or effect.
1.4    Performance Award. The Award is a Performance Award intended to qualify as a “Performance-Based Compensation” under the Plan, and accordingly the provisions of Article V thereunder shall apply to the Award and are hereby incorporated herein by reference.
ARTICLE II

GRANT OF AWARD
2.1    Grant of Award. In consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant the Award as set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, this Agreement and the Grant Notice (including Exhibit B attached thereto).
2.2    Performance Conditions. The target amount of the Award is set forth in the Grant Notice. The actual Award amount shall be determined in accordance with Section 2.3 hereof based on the achievement of the Performance Goals set forth on Exhibit B to the Grant Notice for the January 1, 2015 to December 31, 2015 Performance Period (the “2015 Performance Period”).
2.3    Certification. Following the completion of the 2015 Performance Period, the Committee shall review and certify in writing (which may be in the form of minutes of a meeting of the Committee)

Exhibit 10.4

whether and the extent to which the applicable Performance Goals have been achieved for the 2015 Performance Period, and, if so, calculate and certify in writing (which may be in such form as the Committee shall determine, including minutes of a meeting of the Committee) that amount of the Award actually earned based upon the applicable payout formula set forth in Exhibit B to the Grant Notice. The Committee may apply discretion to eliminate or reduce the amount of the Award payable to Participant consistent with Section 162(m) of the Code.
2.3    Payment. Any amount of the Award that is earned, as determined by the Committee in accordance with Section 2.2, shall be payable within sixty (60) days following the end of the Performance Period. Any such payment shall be subject to all applicable tax withholding in accordance with Section 2.6 hereof.
2.4    Death, Disability and Change-in-Control Treatment.
(a)    In the event of the Participant’s death, Termination of Service due to the Participant’s permanent disability (within the meaning of Section 22(e) of the Code), or in the event of a Change in Control, in each case occurring prior to the end of the 2015 Performance Period, the Committee shall determine, in its sole discretion, whether any portion of the Award shall be paid to Participant or Participant’s beneficiary or personal representative, as the case may be.
(b)    In the event of the Participant’s death, Termination of Service due to the Participant’s permanent disability (within the meaning of Section 22(e) of the Code), or in the event of a Change in Control, in each case occurring on or after the end of the 2015 Performance Period but before payment, payment of the Award (if any) shall be determined by the Committee in accordance with Section 2.2 hereof and paid to Participant or Participant’s beneficiary or personal representative, as the case may be, in accordance with Section 2.3 hereof.
2.5    Forfeiture, Termination and Cancellation upon Termination of Service. Upon Participant’s Termination of Service for any or no reason, the Award (except for any partial payment, if any, approved pursuant to Section 2.4(a) hereof) will thereupon be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration therefor, and the Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.
2.6    Tax Withholding. Notwithstanding anything to the contrary in this Agreement or the Grant Notice, the Company shall be entitled to require payment by Participant of any sums required by applicable law to be withheld with respect to the grant or payment of the Award. Such payment shall be made in the manner determined by the Company in its sole discretion, and may be made by deduction from other compensation payable to Participant or in such other form of consideration acceptable to the Company.
2.7    Clawback. If Participant at any time during the period commencing on the Grant Date and ending on the first anniversary of the Grant Date engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company in the determination of the Administrator (including, without limitation, committing fraud or conduct contributing to any financial restatements or irregularities, or violating a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate, as determined by the Administrator), then Participant must pay to the Company any amount actually or constructively received by Participant pursuant to the Award, and this Agreement and the Grant Notice shall terminate and the Award (whether or not earned) shall be forfeited without payment of any consideration therefor. In addition and without limiting

Exhibit 10.4

the foregoing, to the extent required by applicable law and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company which applies to Participant, this Agreement and the Award shall be subject (including on a retroactive basis) to such clawback, forfeiture or similar requirements, and such requirements shall be deemed incorporated by reference into this Agreement

ARTICLE III
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the power to interpret the Plan, this Agreement and the Grant Notice and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation taken or made, or omitted to be taken or made, under or with respect to the Plan, this Agreement, the Grant Notice or the Award (unless constituting fraud or a willful criminal act or omission). The duties and obligations of the Company, the Administrator and each member of the Administrator shall be determined only with reference to the Plan, the Grant Notice and this Agreement, and no implied duties or obligations shall be read into the Plan, this Agreement or the Grant Notice on the part of the Company, the Administrator or any member of the Administrator.  Under no circumstances shall the Company, the Administrator or any member of the Administrator be obligated to prove good faith for any purpose, it being specifically understood and agreed that the Administrator and each member of the Administrator shall be presumed in all instances to have acted in good faith.  To overcome this presumption of good faith, Participant shall have the burden of proving, by clear and convincing evidence, that the Administrator or the member of the Administrator, as the case may be, intentionally acted in bad faith.

3.2     Adjustments upon Specified Events. Participant acknowledges that the Award is subject to amendment, modification and termination in certain events as provided in this Agreement and Article 14 of the Plan.
3.3    Grant is Not Transferable. During the lifetime of Participant, the Award and the rights and privileges conferred hereby will not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed in any way (whether by operation of law or otherwise), and will not be subject to sale under execution, attachment or similar process, unless and until the Award has been paid. Upon any attempt to sell, transfer, assign, pledge, hypothecate or otherwise dispose of the Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the Award and the rights and privileges conferred hereby immediately will become null and void. Unless and until the Award has been paid, neither the Award nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Notwithstanding anything herein to the contrary, this Section 3.3 shall not prevent transfers by will or applicable laws of descent and

Exhibit 10.4

distribution; provided, however, that all such transfers shall be subject to the terms and conditions of the Plan, the Grant Notice and this Agreement.
3.4    Binding Agreement. Subject to the limitation on the transferability of the Award contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal executive office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.6    Titles. Titles provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.7    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement and the Grant Notice, regardless of the law that might be applied under principles of conflicts of laws.
3.8    Conformity to Applicable Laws. Participant acknowledges that the Plan, this Agreement and the Grant Notice are intended to conform to the extent necessary with all applicable laws, rules and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Grant Notice shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.9    Amendments, Suspension and Termination. To the extent permitted by the Plan, the Administrator or the Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement, the Grant Notice and/or the Award granted hereunder, prospectively or retroactively (including after Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of Participant with respect to the Award granted hereunder shall not to that extent be effective without Participant’s consent unless the Committee or the Board, as applicable, determines that such either is required or advisable in order for the Company, the Plan or the Award made hereunder to satisfy any applicable law or regulation. Nothing in this Agreement or the Grant Notice shall restrict in any way the adoption of any amendment, modification, suspension or termination to the Plan in accordance with the terms of the Plan.
3.10    Successors and Assigns. The Company may assign any of its rights under this Agreement and the Grant Notice to single or multiple assignees, and this Agreement and the Grant Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.3 hereof, this Agreement and the Grant Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
3.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under

Exhibit 10.4

Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.12    Not a Contract of Employment. Nothing in the Plan, this Agreement or the Grant Notice shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Affiliates.
3.13    Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
3.14    Section 409A; Taxes. The Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right, in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so, and without Participant’s consent), to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for the Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. This Section 3.14 does not create an obligation on the part of the Company to modify the Plan or this Award Agreement and does not guarantee that the Award will not be subject to taxes, interest and penalties under Section 409A. For the avoidance of doubt, Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for his account in connection with this Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold Participant (or any beneficiary) harmless from any or all of such taxes or penalties.
3.15    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement and the Grant Notice create only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust or separate fund of any kind, or a fiduciary relationship between the Company, any Affiliate of the Company, or the Administrator, on the one hand, and Participant or other person or entity, on the other hand. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Award, and rights no greater than the right to payment as a general unsecured creditor with respect to the Award, as and when payable hereunder.

Exhibit 10.4

EXHIBIT B
TO ANNUAL CASH AWARD GRANT NOTICE

PERFORMANCE GOALS*

Metric	Target Basis	50% Payout (Threshold)	100% Payout (Target)	200% Payout (Stretch)	Payout Weight	Definition
Adjusted CASM ex-fuel	2015 Plan	5.053	4.930	4.856	50%	Operating costs less: fuel, restructuring cost, gain or loss asset disposition, special items, distribution and other marketing expenses, equity compensation expense , bonus expense, divided by ASMs.
Adjusted Total RASM	2015 Plan	9.773	10.180	10.404	30%	Operating revenue less: distribution and other marketing expenses, divided by ASMs.
A:14	Better of: A:14 ranking average monthly performance or % of target achievement	See below	See below	See below	10%	Percent of flights that arrive at the destination gate within 14 minutes of schedule per DOT reporting.
Courtesy Rate	Courtesy rate average monthly performance	96.39%	96.65%	97.38%	10%	All NPS detractor responses where words suggesting rudeness occurred (targeted key word search) divided by all NPS responses=Courtesy Rate %.

* Minimum threshold trigger for payout is $157 million of net income.

A:14 Payout Calculation:

Exhibit 10.4

Payout is calculated based on the average percentage of target related to A:14% achievement or A:14 rank according to which calculation reflects the better performance.

Spirit A:14 Rank	Spirit A:14 % Achievement	% of Target Payout	Goal Level	Comparison Group
1 - 4 of 8	+	200%	Stretch	Delta Frontier JetBlue Southwest Spirit United American US Airways
5 of 8	75.0 – 78.9%	150%
6 of 8	71.0 – 74.9%	100%	Target
7 of 8	67.0% - 70.9%	50%	Threshold
8 of 8	Less than 67.0%	0%	No Payout